Exhibit 99.1

Sterling Announces Sale of Bellevue, Washington Branch to First Federal of Port Angeles, Washington

SOUTHFIELD, March 22, 2021 - Sterling Bancorp, Inc. (the “Company”) (NASDAQ: SBT), the thrift holding company for Sterling Bank and Trust, FSB, today announced that it has entered into an agreement with First Federal Savings & Loan Association of Port Angeles, a Washington state chartered bank to sell its Bellevue, Washington branch office, subject to applicable regulatory approvals and other customary closing conditions. The transfer is targeted for completion in the first half of 2021. The transfer includes deposit accounts with a total current approximate balance of $77.7 million. The sale includes all branch premises and equipment, and the agreement provides that the buyer intends to offer employment to all associated staff. Sterling’s financial advisor for the branch sale was Piper Sandler & Co., and Arnold & Porter Kaye Scholer LLP served as legal counsel.

Sterling’s CEO Thomas M. O’Brien stated, “The pending sale of our Bellevue, Washington branch represents another step in our strategy to exit ancillary businesses and focus on our core markets. We are confident that our deposit customers in the Bellevue office will be very well served by the team at First Fed. Additionally, I believe that the local presence of First Fed along with its opportunities for growth in this market will present significant career opportunities for our very talented staff. While we certainly valued the client relationships we enjoyed in the Bellevue market, in the longer term strategic view, Sterling was not going to achieve the appropriate scale there. First Fed is ideally suited to provide that platform.”

About Sterling Bancorp, Inc.

Sterling Bancorp, Inc. is a unitary thrift holding company. Its wholly owned subsidiary, Sterling Bank and Trust, FSB, has primary branch operations in San Francisco and Los Angeles, California, New York City and Bellevue, Washington. Sterling offers a range of loan products to the residential and commercial markets, as well as retail and business banking services. Sterling also has an operations center and a branch in Southfield, Michigan. For additional information, please visit the Company’s website at http://www.sterlingbank.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals, and outlook for the future that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “attribute,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” “would,” “annualized” and “outlook,” or the negative versions of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and they are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. The risks, uncertainties, and other factors detailed from time to time in our public filings, including those included in the disclosures under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on October 6, 2020, subsequent periodic reports and future periodic reports, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company’s forward-looking statements. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected in, or implied by, such forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update, revise, or correct any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contact:

Sterling Bancorp, Inc.

Stephen Huber

Chief Financial Officer

(248) 351-3428

shuber@sterlingbank.com